Exhibit 99.1

Applied DNA Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results, Continuing Momentum in Diagnostic Testing

- FQ4 Revenues of $3.0 Million, Up 868% Over FQ4’20 and Up 79% Over FQ3’21 -

- Record Full-Year Revenues of $9.0 Million, up 367% Over Fiscal 2020 -

- Company Submits Linea™ 2.0 COVID-19 Validation Package to New York State Department of Health -

- Company to Hold Conference Call and Webcast Today, Thursday, December 9, 2021, at 4:30 PM ET -

STONY BROOK, N.Y. - December 9, 2021 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (the “Company”), a leader in Polymerase Chain Reaction (PCR)-based DNA manufacturing and nucleic acid-based technologies, today announced consolidated financial results for the full fiscal year and quarter ended September 30, 2021.

“We are pleased to report a fourth consecutive quarter of year-over-year revenue growth in the fourth quarter and record revenues for the fiscal year, both of which are the result of our decision to enter the COVID-19 testing and assay manufacturing markets and leverage our expertise in PCR refined in our Industrial DNA and LinearDNA businesses,” said Dr. James A. Hayward, president and CEO of Applied DNA. “COVID-19-related revenues in the fiscal year were driven by the establishment of ADCL, our clinical laboratory subsidiary, to meet the need for population-scale COVID-19 testing, as well as from sales of our Linea™ 1.0 COVID-19 Assay Kit and testing consumables. Momentum in COVID-19 testing client acquisition, especially in the second half of the fiscal year, supported our continued investment in ADCL that is now largely complete. We recorded strong year-over-year quarterly revenue comparisons that nevertheless fell short of a key client’s projections due to the combination of increased vaccination rates and vaccine mandates. Average weekly testing levels remain in flux but are on an uptrend: new clients are onboarding in FQ1; the key client’s testing needs have increased since Thanksgiving to include the random testing of vaccinated individuals.

“We were also pleased to see the re-emergence of demand for Industrial DNA from the textile industry and repeat and new orders for LinearDNA in the second half of the fiscal year,” continued Dr. Hayward. “The pandemic has impacted demand trends; nevertheless, we believe our textiles practice has gained the attention of global apparel and footwear brands seeking to reprioritize their post-pandemic supply chains towards sustainability, brand protection, and traceability. At LineaRx, vaccine development against COVID-19 has put a large spotlight on nucleic acid therapies, so much so that plasmid manufacturers are projecting long lead times with growing capital and labor costs that are incenting developers to seek an alternative to plasmid DNA-based manufacture. With both factors playing to LinearDNA’s strengths, we believe a window is opening for a disruptive force in the market for therapeutic DNA and particularly as we believe we will generate compelling data from our clinical veterinary trials.”

Concluded Dr. Hayward, “In fiscal 2022, the emergence of a new SARS-CoV-2 variant of concern, the unpredictable trajectory of the virus’ mutations, asymmetric vaccine distribution, and potentially waning effectiveness of vaccines, we believe, keep testing on the front lines of the global battle against the virus. Our COVID-19 diagnostic development plan and go-to-market strategy are aligned with our capacity to conduct population-scale testing to meet the evolving demands of current and prospective customers. We are progressing a dual-COVID-19/influenza test and an at-home sample collection system, advancing our Linea™ SARS-CoV-2 Mutation Panel EUA request, and recently submitted our Linea™ 2.0 COVID-19 Assay Kit, a new N and E gene-based test for COVID-19 that we believe is well suited to serve our future testing needs as new variants continue to emerge, to the New York State Department of Health for its review as a laboratory developed test. In the non-COVID-19 arena, we are leveraging our deep scientific bench to explore new areas of cutting edge molecular testing that will further leverage our investment in ADCL.

“We are also prepared to capitalize on opportunities cultivated in fiscal 2021 in Industrial DNA and the therapeutic application of LinearDNA. In fiscal 2022 our textiles practice is focused on commercial-scale trials and certain scale-up programs. With LinearDNA, we believe our roadmap to an initial cGMP production capacity is ideally timed given the biotech industry’s increasing investments in cell and gene therapies and nucleic acid vaccines and through valuable third-party validation of the benefits of LinearDNA. We intend to continue to pursue the use of LinearDNA for veterinary therapeutics. In addition, we are in discussions with one of our international customers for a potential first-in-human clinical trial opportunity subject to necessary regulatory approval.”

Fiscal Fourth Quarter 2021 Financial Highlights:

•	Revenues increased 868% for the fourth quarter of fiscal 2021 to $3.0 million, compared with $314 thousand reported in the same period of the prior fiscal year and increased 79% from $1.7 million for the third quarter of fiscal 2021. The increase in revenues year-over-year was due primarily to an increase in clinical laboratory service revenues of $1.6 million and an increase of $1.0 million in product revenues. Clinical laboratory service revenues represent the revenue from our safeCircle™ COVID-19 testing and is now presented as a separate revenue line item on the statement of operations. The increase in product revenue was mainly attributable to an increase in sales of DNA concentrate of approximately $810 thousand to protect a textile supply chain.
•	Total operating expenses increased to $5.6 million for the fourth fiscal quarter of 2021, compared with $4.2 million in the prior fiscal year’s fourth fiscal quarter The year-over-year increase is primarily attributable to an impairment charge of $822 thousand for the write-off of goodwill and the remaining net book value of intangible assets. To a lesser extent the increase was attributable to an accrued bonus, which was subsequently paid by the issuance of stock options, as well as an increase in depreciation and amortization expense of $218 thousand.

•	Net loss applicable to common stockholders for the quarter ended September 30, 2021, was $4.5 million, or $0.60 per share, compared with a net loss of $4.1 million, or $0.82 per share, for the quarter ended September 30, 2020.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $3.3 million and a negative $3.8 million for the quarters ended September 30, 2021, and 2020, respectively. See below for information regarding non-GAAP measures.
•	Cash and cash equivalents stood at $6.6 million on September 30, 2021, compared to $7.8 million as of September 30, 2020.

Fiscal Year 2021 Financial Highlights:

•	Revenues increased 367% for the fiscal year ended September 30, 2021, to $9.0 million, compared with $1.9 million reported in the prior fiscal year. The increase in revenues year over year was due primarily to an increase in clinical laboratory service revenues of approximately $4.7 million and an increase of $2.7 million in product revenues. The increase in clinical laboratory service revenue was from revenues derived from safeCircle. The increase in product revenue was mainly attributable to an increase in sales of our Linea 1.0 assay. Further increases include approximately $810 thousand in Textiles related to the shipment of DNA concentrate to protect a textile supply chain.
•	Total operating expenses increased to $18.0 million for fiscal 2021, compared with $13.6 million in the prior fiscal year. The increase is primarily related to an increase in stock-based compensation expense of $667 thousand relating to officer and employee stock option grants that vested immediately and an increase in payroll of approximately $1.1 million. The increase also relates to increases in research and development expenses of $444 thousand and depreciation and amortization of $559 thousand.

•	Net loss applicable to common stockholders for the fiscal year ended September 30, 2021, was $14.3 million, or $2.07 per share, compared with a net loss of $13.0 million, or $3.32 per share, for fiscal 2020.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $10.0 million for the fiscal year ended September 30, 2021, compared to negative $11.6 million for the prior fiscal year. See below for information regarding non-GAAP measures.

Fourth Quarter and Full Year Fiscal 2021 Conference Call Information

The Company will hold a conference call and webcast to discuss its fourth quarter and fiscal full year 2021 financial results on Thursday, December 9, 2021, at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=kEXAzeGn

Telephonic replay (available 1 hour following the conclusion of the live call through September 19, 2021):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10161912

The webcast and accompanying PowerPoint presentation will be archived on the ‘Company Events’ sub-page of the Company’s Investor Relations website

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is commercializing LinearDNA™, its proprietary, large-scale polymerase chain reaction (“PCR”)-based manufacturing platform that allows for the large-scale production of specific DNA sequences.

The LinearDNA platform has utility in the nucleic acid-based in vitro diagnostics and preclinical nucleic acid-based drug development and manufacturing market. The platform is used to manufacture DNA for customers as components of in vitro diagnostic tests and for preclinical nucleic acid-based drug development in the fields of adoptive cell therapies (CAR T and TCR therapies), DNA vaccines (anti-viral and cancer), RNA therapies, clustered regularly interspaced short palindromic repeats (CRISPR) based therapies, and gene therapies.

The LinearDNA platform also has non-biologic applications, such as supply chain security, anti-counterfeiting and anti-theft technology. Key end-markets include textiles, pharmaceuticals and nutraceuticals, and cannabis, among others.

Leveraging its deep expertise in nucleic acid-based technologies, the Company has also established safeCircle™, a high-throughput turnkey solution for population scale COVID-19 testing. safeCircle is designed to look for infection within defined populations or communities utilizing high throughput testing methodologies that increase testing efficiencies and provide for rapid turn-around-times. The Company has also submitted a request for an EUA-authorization for its LineaTM SARS-CoV-2 Mutation Panel, an assay-based panel for the detection of certain SARS-CoV-2 genetic mutations.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under ticker symbol ‘APPDW.’

Applied DNA is a member of the Russell Microcap® Index.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, the unknown amount of revenues and profits that will result from any COVID-19 testing contract,, the possibility that Applied DNA’s assay kits could become obsolete or have its utility diminished, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s or its partner’s therapeutic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (U.S. FDA), the U.S. Department of Agriculture (USDA) or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA, the USDA or equivalent foreign regulatory agencies, the unknown outcome of any applications or requests to U.S. FDA, USDA, equivalent foreign regulatory agencies and/or the New York State Department of Health, the unknown limited duration of any Emergency Use Authorization (EUA) approval from U.S. FDA, changes in guidance promulgated by the CDC, FDA and/or CMS relating to COVID-19 testing, disruptions in the supply of raw materials and supplies, the unknown ability to manufacture the vaccine candidates in large quantities, the fact that the safety and efficacy of the vaccine candidates has not yet been established in humans, the unknown ability of the vaccine candidates to generate revenue or profit for Applied DNA, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 9, 2021, Quarterly Reports on Form 10-Q filed on February 11, 2021, May 13, 2021, and August 12, 2021 and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$6,554,948	$7,786,743
Accounts receivable, net of allowance of $29,821 and $11,968 at September 30, 2021 and 2020, respectively	2,804,039	194,319
Inventories	1,369,933	497,367
Prepaid expenses and other current assets	568,881	599,296
Total current assets	11,297,801	9,077,725

Property and equipment, net	3,023,915	1,277,655

Other assets:
Deposits	95,040	95,083
Goodwill	-	285,386
Intangible assets, net	-	605,330
Total Assets	$14,416,756	$11,341,179

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,991,343	$1,926,427
Promissory notes payable-current portion	-	329,299
Secured convertible notes payable , net of debt issuance costs	-	1,499,116
Deferred revenue	281,000	511,036
Total current liabilities	3,272,343	4,265,878

Long term accrued liabilities	31,467	848,307
Promissory notes payable-long term portion	-	517,488
Total liabilities	3,303,810	5,631,673

Commitments and contingencies

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of September 30, 2021 and 2020, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2021 and 2020, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2021 and 2020, respectively	-	-

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of September 30, 2021 and 2020, 7,486,120 and 5,142,779 shares issued and outstanding as of September 30, 2021 and 2020, respectively	7,488	5,144
Additional paid in capital	295,228,272	275,548,737
Accumulated deficit	(284,122,092)	(269,835,650)
Applied DNA Sciences, Inc. stockholders’ equity:	11,113,668	5,718,231
Noncontrolling interest	(722)	(8,725)
Total equity	11,112,946	5,709,506

Total liabilities and equity	$14,416,756	$11,341,179

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED SEPTEMBER 30, 2021 AND 2020

	2021	2020

Revenues
Product revenues	$3,295,849	$615,430
Service revenues	937,735	1,238,517
Clinical laboratory service revenues	4,794,154	77,550
Total revenues	9,027,738	1,931,497

Cost of product revenues	1,496,659	720,900
Cost of clinical laboratory service revenues	2,602,729	106,923

Operating expenses:
Selling, general and administrative	12,610,552	10,031,180
Research and development	3,765,440	3,321,763
Depreciation and amortization	844,438	285,730
Impairment losses	821,741	-
Total operating expenses	18,042,171	13,638,673

LOSS FROM OPERATIONS	(13,113,821)	(12,534,999)

Interest income (expense), net	13,675	(115,830)
Loss on extinguishment of convertible notes payable	(1,774,662)	-
Gain on extinguishment of notes payable	839,945	-
Other expense, net	(243,576)	(378,075)

Loss before provision for income taxes	(14,278,439)	(13,028,904)

Provision for income taxes	-	-

NET LOSS	(14,278,439)	(13,028,904)

Less: Net (income) loss attributable to noncontrolling interest	(8,003)	1,685
NET LOSS attributable to Applied DNA Sciences, Inc.	(14,286,442)	(13,027,219)
Deemed dividend related to warrant modifications	-	2,842
NET LOSS attributable to common stockholders	$(14,286,442)	$(13,030,061)

Net loss per share attributable to common stockholders-basic and diluted	$(2.07)	$(3.32)

Weighted average shares outstanding- basic and diluted	6,916,999	3,919,072

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended September 30,
	2021	2020

Net Loss	$(4,507,582)	$(4,125,146)
Interest expense (income), net	(1,700)	29,019
Depreciation and amortization	299,874	82,261
(Gain) Loss on extinguishment of debt	-	-
Provision for bad debt	7,438	23,400
Impairment expense	821,741	-
Stock based compensation expense	36,828	203,503
Total non-cash items	1,164,181	338,183
Consolidated Adjusted EBITDA (loss)	$(3,343,401)	$(3,786,963)

	Fiscal Year Ended September 30,
	2021	2020

Net Loss	$(14,278,439)	$(13,028,904)
Interest expense (income), net	(13,675)	115,830
Depreciation and amortization	844,438	285,730
(Gain) Loss on extinguishment of debt	934,717	-
Provision for bad debt	26,829	45,280
Impairment expense	821,741
Stock based compensation expense	1,668,003	1,001,080
Total non-cash items	4,282,053	1,447,920
Consolidated Adjusted EBITDA (loss)	$(9,996,386)	$(11,580,984)

###